Press Release #201206	FOR IMMEDIATE RELEASE	March 19, 2012

Enertopia Welcomes Experienced Director and Advisors

Vancouver, BC—Enertopia Corporation (ENRT-OTCBB) (TOP-CNSX) (the "Company" or "Enertopia") reports Dr. John Thomas joins as director along with new advisors Mr. Tony Gilman, M.Sc., P. Eng. and Dr. Stefan Kruse, Ph.D., P. Geo. These new experts are capable of helping Enertopia advance the exploration, and the potential development, of both the Copper Hills and Mildred Peak properties in New Mexico and Arizona respectively.

Dr. Thomas is a professional engineer, and holds a B.Sc., an M.Sc, and a Ph.D. in chemical engineering from the University of Manchester in the United Kingdom. He also received a diploma in accounting and finance from the U.K. Association of Certified Accountants. He has 38 years of experience in the mining industry, including both base metal and precious metal projects in several countries including Brazil, Canada, Costa Rica, Russia, Venezuela, and Zambia. His experience covers a wide range of activities in the mining industry from process development, management of feasibility studies, engineering and management of construction, and operation of mines.

Mr. Gilman has over 13 years of experience working in environments varying from mineral exploration and mining to geotechnical engineering, always with a focus on structural geology and rock mechanics. Additionally, Mr. Gilman is a professional engineer (P. Eng) with the Association of Professional Engineers and Geoscientists of British Columbia (APEGBC) and the Professional Engineers and Geoscientists of Newfoundland and Labrador (PEGNL).

Dr. Kruse specializes in determining structural controls and geometry of mineralized systems. His Ph.D. from the University of New Brunswick focused on polyphase deformation in the Canadian Cordillera. Based on this work he was awarded the Governor General's Academic Gold Medal and GAC Structure and Tectonics division Best Ph.D award. He has extensive technical and project management experience in structurally controlled U, Au, Cu-porphyry and PGE deposits.

Chris Bunka, chief executive officer, commented: "We are very pleased to have Dr. Thomas, Mr. Gilman and Dr. Kruse join the Enertopia exploration team. They provide a wealth of experience in exploration, discovery, feasibility studies, overseeing mine construction and operations, making Enertopia stronger than ever. We are well positioned with a drill-ready project at Copper Hills and a systematic exploration program in the planning stage for Mildred Peak, with the aim of increasing shareholder value with positive exploration news.”

Dr. Thomas will receive an honorarium of USD $2,000 for the first year of his participation on our Board and a grant of 250,000 options exercisable at a price of $0.15 in connection with his engagement.

Mr. Gilman and Dr. Kruse will each receive an honorarium of USD $1,000 for the first year of their participation on the advisory board and a grant of 100,000 options each exercisable at a price of $0.15 in connection with his engagement.

About Enertopia

Enertopia’s shares are quoted in the USA with symbol ENRT and in Canada on the CNSX with symbol TOP. For additional information, please visit www.enertopia.com or call Robert McAllister, President, Enertopia Corporation at 1.250.765.6422

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding potential reserves, exploration results, development or production programs, capital and operating expenditures, future revenue estimates, ability to produce or concentrate, availability of future financing and future plans and objectives of Enertopia Corporation. Actual results relating to, among other things, reserves, results of exploration, capital costs, corporate finance, and production costs could differ materially from those currently anticipated in such statements. Some but not all of the factors affecting forward-looking statements include: the speculative nature of mining exploration, production and development activities; changes in reserve estimates; the productivity of Enertopia's proposed properties; changes in the operating costs; changes in economic conditions and conditions in the resource, foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates; technological, and mechanical and operational difficulties encountered in connection with Enertopia’s exploration and development activities. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. The Company's evaluation of alternative energy projects in the heat recovery, solar thermal, solar PV and water purification; and of resource projects provides no assurance that any particular project will have any material effect on the Company. There is no assurance that the Copper Hills or Mildred Peak property or exploration thereof, will have any measurable impact upon the Company.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.